Exhibit 99.1

Media Contact:	Financial Contact:
Alan B. Lewis	Gerard F. Agoglia
Acclaim Entertainment, Inc.	Acclaim Entertainment, Inc.
(516) 656-5000	(516) 656-5000
alewis@acclaim.com	gagoglia@acclaim.com

FOR IMMEDIATE RELEASE

ACCLAIM ENTERTAINMENT, INC. RECEIVES

NOTIFICATION FROM NASDAQ

GLEN COVE, NY, July 29, 2004 – Acclaim Entertainment, Inc. (NASDAQ.SC: AKLM), today announced that it has received a letter from The Nasdaq Stock Market, Inc. (“Nasdaq”) stating that, because the Company’s market value of its listed securities was below $35,000,000 as of July 16, 2004, pursuant to Marketplace Rule 4310(c)(8)(C), the Company has until August 18, 2004 in which to regain compliance with this rule. The calculation of the market value of the Company’s listed securities was based upon 129,573,500 shares of common stock outstanding as of June 19, 2004 multiplied by a closing bid price on that date of $0.20 per share. If, at any time prior to August 18, 2004, the market value of Company’s listed securities is $35,000,000 or more for a minimum of 10 consecutive business days, then the Nasdaq staff will determine if the Company complies with the rule. Based upon the current number of shares outstanding, the Company’s common stock will need to close at or above $0.28 per share for a minimum of 10 consecutive business days prior to August 18, 2004. The letter also states that if compliance cannot be demonstrated with the rule by August 18, 2004, then the Company’s securities would be subject to delisting. At that time, the Company may appeal such determination, but there can be no assurance that such an appeal would be successful.

In the event that the Company’s securities are delisted from The Nasdaq Stock Market, then the Company’s securities will be reported on the OTC Bulletin Board®(OTCBB) so long as two or more broker/dealers make a market in the Company’s securities and the Company continues to remain current with its filings with the Securities and Exchange Commission.

The letter also states that, based upon the Company’s Form 10-K for the period ended March 31, 2004, the Company does not comply with Marketplace Rule 4310(c)(2)(B)(i) or 4310(c)(2)(B)(iii), which require minimum stockholders’ equity of $2,500,000 or net income from continued operations of $500,000 in the most recently completed fiscal year or two of the last three most recently completed fiscal years, and that these factors will also be considered by Nasdaq in determining the Company’s overall compliance with the Nasdaq Marketplace Rules and whether the Company’s securities will be subject to delisting.

Cautionary Statement

The statements contained in this release which are not historical facts are “forward-looking statements.” Acclaim cautions readers of this press release that a number of important factors could cause Acclaim’s actual future results to differ materially from those expressed in any such forward-looking statements. These important factors, including, without limitation, the financial strength of the interactive entertainment industry, dependence on new product introductions and the ability to maintain the scheduling of such introductions, technological changes, dependence on major platform manufacturers and other factors that could affect Acclaim, are described in Acclaim’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004, which was filed with the United States Securities and Exchange Commission on July 1, 2004. Readers of this press release are referred to such filing and are advised that contained therein, the Company’s independent auditors, KPMG, LLP, have included in their independent auditor’s report, dated June 29, 2004, an explanatory paragraph relating to the Company’s ability to continue as a going concern. Furthermore, Acclaim’s consolidated balance sheet as of March 31, 2003 and the consolidated statements of stockholders’ (deficit) equity for the seven months ended March 31, 2003 and each of the years in the two-year period ended August 31, 2002, the consolidated statement of cash flows for each of the years in the two-year period ended August 31, 2002 and consolidated statement of operations for the year ended August 31, 2001 have been restated. Please see Note 2 (Restatement) to Acclaim’s Consolidated Financial Statements in its Form 10-K for the fiscal year ended March 31, 2004.

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